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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of Earliest Event Reported):
                               SEPTEMBER 17, 1997


                                KITTY HAWK, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



    State of Delaware          0-25202                     75-2564006
(STATE OF INCORPORATION) (COMMISSION FILE NO.) (IRS EMPLOYER IDENTIFICATION NO.)


                             1515 West 20th Street
                                P.O. Box 612787
              Dallas/Fort Worth International Airport, Texas 75261
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

      Registrant's telephone number, including area code:  (972) 456-2200

                                 Not Applicable
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 17, 1997, Kitty Hawk, Inc. (the "Company"), through its wholly owned subsidiary Kitty Hawk Aircargo, Inc., acquired sixteen Boeing 727 aircraft (fifteen of which are in freighter configuration) (the "Aircraft") and certain related contracts (the "Acquisition of the AIA 727 Fleet") from American International Airways, Inc. ("AIA") for $51 million cash. The Company funded $45.9 million of the purchase price through a loan with Wells Fargo Bank (Texas), National Association and Bank One, Texas, N.A. This loan is due June 30, 2001 and bears interest at variable rates. As of September 17, 1997, the interest rate on this loan was 7.2%. The terms of the Acquisition of the AIA 727 Fleet, including the purchase price, were derived through arm's length negotiations between the parties. Under certain circumstances, AIA can repurchase all but three of the Aircraft prior to March 31, 1998, and the Company can require AIA to repurchase all but three of the Aircraft prior to December 31, 1997. In either case, the repurchase price for each of the Aircraft would be equal to the Comapny's purchase price for such aircraft, plus the cost of improvements to such aircraft.

         The contracts acquired by the Company require the Company to fly seven Boeing 727s on designated routes for various customers and to lease one Boeing 727 in passenger configuration to a third party. In addition, in connection with the Acquisition of the AIA 727 Fleet, the Company entered into contracts to fly seven Boeing 727s for AIA and its affiliates. The Company intends to use the remaining Boeing 727 in on-demand charter service. AIA used the Boeing 727 aircraft in substantially the same manner as the Company intends to use them.

         On September 22, 1997, the Company entered into an Agreement and Plan of Merger to acquire AIA and certain of its affiliates.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements

         It is currently impracticable to provide the required financial statements of the acquired business. Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, such financial information will be filed by amendment not later than 60 days after the due date of this report on Form 8-K.

         (b)     Pro Forma Financial Information

         It is currently impracticable to provide the required pro forma financial information. Pursuant to paragraph (b)(2) of Item 7 of Form 8-K, such financial information will be filed by amendment not later than 60 days after the due date of this report on Form 8-K.

         (c)     Exhibits

         2.1 Agreement for Sale and Purchase of AIA 727 Fleet, dated as of July 31, 1997, by and among, AIA, the Company, Kalitta Flying Services, Inc., Conrad Kalitta and Kitty Hawk Aircargo, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           KITTY HAWK, INC.



Date:    September 29, 1997                By: /s/ RICHARD R. WADSWORTH
                                              --------------------------------
                                              Name:  Richard R. Wadsworth
                                              Title: Senior Vice President --
                                                     Finance, Chief Financial
                                                     Officer and Secretary

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                              INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
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2.1             Agreement for Sale and Purchase of AIA 727
                Fleet, dated as of July 31, 1997